                                                                     EXHIBIT 4.5


                         TRADEMARK SECURITY AGREEMENT
                         ----------------------------

          THIS TRADEMARK SECURITY AGREEMENT ("Agreement") is made as of June 18,
                                              ---------
1999, by and between The Majestic Star Casino, LLC, an Indiana limited liability company ("Grantor"), and IBJ Whitehall Bank & Trust Company, as trustee under
          -------
the Indenture described below (the "Trustee") for the "Holders" (as such term is
                                    -------
defined in the Indenture defined below).

                             W I T N E S S E T H:
                             --------------------

          WHEREAS, Grantor and the Trustee have entered into that certain Indenture dated as of even date herewith (as the same may hereafter be modified, amended, restated or supplemented from time to time, the "Indenture"), pursuant
                                                          ---------
to which Grantor and the Trustee have agreed to certain terms for the benefit of Grantor and the Holders; and

          WHEREAS, Grantor and the Trustee have entered into that certain Security Agreement of even date herewith (as the same may hereafter be modified, amended, restated or supplemented from time to time, the "Security Agreement"),
                                                          ------------------
pursuant to which Grantor has granted a security interest in certain of its assets to the Trustee for the benefit of the Trustee and the Holders; and

          WHEREAS, the Holders have required Grantor to execute and deliver this Agreement (i) in order to secure the prompt and complete payment, observance and performance of the Secured Obligations and (ii) as a condition precedent to the Purchase Agreement dated June 15, 1999, by and among Grantor, Capital and the Initial Purchaser.

          NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor agrees as follows:

          1.   Defined Terms.
               -------------

          (a) Unless otherwise defined herein, each capitalized term used herein that is defined in the Indenture is used with the meaning ascribed to such term in the Indenture. Unless otherwise defined herein or in the Indenture, each capitalized term used herein that is defined in the Security Agreement is used with the meaning ascribed to such term in the Security Agreement.

          (b) The words "hereof," "herein" and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified.

          (c) All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise
                                                 ----------
specified.

          2.   Incorporation of Premises. The premises set forth above are
               -------------------------
incorporated into this Agreement by this reference thereto and are made a part hereof.

          3.   Incorporation of the Indenture.  The Indenture and the terms and
               ------------------------------
provisions thereof are hereby incorporated herein in their entirety by this reference thereto. In the event of any conflict or inconsistency between the provisions of this Agreement and those of the Indenture, including, without limitation, any conflicts or inconsistencies in any definitions herein or therein, the provisions and definitions of the Indenture shall govern.

          4.   Security Interest in Trademarks.  To secure the complete and
               -------------------------------
timely payment, performance and satisfaction of all of the Secured Obligations, Grantor hereby grants to the Trustee, for the equal and ratable benefit of the Holders, a lien and security interest, subject only to (i) the security interest which may be granted after the date hereof to the Lender as security for the Credit Facility, and (ii) Permitted Liens, with power of sale to the extent permitted by applicable law, in all of Grantor's right, title and interest in and to the types and items of property described below, and all proceeds (as defined in the UCC) thereof whether now owned or existing and hereafter acquired or arising:

          (i) trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including, without limitation, the trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications listed on Schedule A attached hereto and made a part
                                 ----------
     hereof, and (a) all renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (c) the right to sue for past, present and future infringements and dilutions thereof, (d) the goodwill of Grantor's business symbolized by the foregoing and connected therewith, and
     (e) all of Grantor's rights corresponding thereto throughout the world (all of the foregoing trademarks, registered trademarks and trademark applications, and service marks, registered service marks and service mark applications, together with the items described in clauses (a)-(e) in this
                                                        ---------------
     paragraph 4(i), are sometimes hereinafter individually and/or collectively
     --------------
     referred to as the "Trademarks"); and
                         ----------

          (ii) rights under and interests in any trademark license agreements or service mark license agreements with any other party, whether Grantor is a licensee or licensor under any such license agreement, including, without limitation, those trademark license agreements and service mark license agreements listed on Schedule B attached hereto and made a part hereof,
                          ----------
     together with any goodwill connected with and symbolized by any such trademark license agreements or service mark license agreements (all of the foregoing are hereinafter referred to collectively as the "Licenses").
                                                                --------
     Notwithstanding the foregoing provisions of this Section 4, the Licenses
                                                      ---------
     shall not include any license agreement in effect as of the date hereof which by its terms prohibits the grant of the security contemplated by this Agreement; provided, however, that upon the termination of such
                --------  -------
     prohibitions for any reason whatsoever, the provisions of this Section 4
                                                                    ---------
     shall be deemed to apply thereto automatically, and such license agreement shall constitute a License subject to the lien and security interest granted herein.

          5.   Future Agreements.  As long as no Event of Default has occurred
               -----------------
and is continuing, nothing set forth herein or in any other Security Document is intended or shall be construed to prevent the Grantor from entering into license agreements pertaining to the Trademarks; provided that Grantor will not, without
                                         --------------
the Trustee's prior written consent, enter into any agreement, including, without limitation, any license agreement, which is inconsistent with this Agreement, and Grantor further agrees that it will not take any action, and will use its best efforts not to permit any action to be taken by others, including, without limitation, licensees, or fail to take any action, which would in any respect affect the validity or enforcement of the rights transferred to the Trustee under this Agreement or the rights associated with the Trademarks or Licenses.

          6.   New Trademarks and Licenses.  Grantor represents and warrants
               ---------------------------
that as of the date hereof, (a) the Trademarks listed on Schedule A include all
                                                         ----------
of the trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications now owned or held by Grantor, (b) the Licenses listed on Schedule B include all of the trademark
                                    ----------
license agreements and service mark license agreements under which Grantor is the licensee or licensor and (c) no liens, claims or security interests in such Trademarks and Licenses have been granted by Grantor to any Person (other than the Trustee) which remain valid and effective. If, prior to the termination of this Agreement, Grantor shall (i) obtain rights to any new or additional trademarks, registered trademarks, trademark applications, service marks, registered service marks or service mark applications, (ii) become entitled to the benefit of any new or additional trademarks, registered trademarks, trademark applications, trademark licenses, trademark license renewals, service marks, registered service marks, service mark applications, service mark licenses or service mark license renewals whether as licensee or licensor, or
(iii) enter into any new trademark license agreement or service mark license agreement, the provisions of paragraph 4 above shall automatically apply
                             ------------
thereto, and the same shall be subject to the security interest granted herein. Grantor shall give to the Trustee written notice of events described in clauses
                                                                        -------
(i), (ii) and (iii) of the preceding sentence promptly after the occurrence
---  ----     -----
thereof, but in any event not less frequently than on a quarterly basis. Promptly after the occurrence of each such event Grantor shall (and Trustee is hereby authorized to, at Grantor's expense, but is not required to) modify this Agreement unilaterally (i) by amending Schedule A to include new and additional
                                       ----------
trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications and by amending Schedule
                                                                       --------
B to include additional trademark license agreements and service mark license
-
agreements, which are Trademarks or Licenses under paragraph 4 above or under
                                                   -----------
this paragraph 6, and (ii) by filing, in
     -----------

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

addition to and not in substitution for this Agreement, a duplicate original of this Agreement identifying on Schedule A or B thereto, as the case may be, such new or additional trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, and trademark license agreements and service mark license agreements. The party making a filing pursuant to the preceding sentence shall promptly provide a copy of it to the other party.

          7.   Royalties.  Grantor hereby agrees that the use by the Trustee of
               ---------
the Trademarks and Licenses as authorized hereunder in connection with the Trustee's exercise of its rights and remedies under paragraph 15 or pursuant to
                                                    ------------
the Security Agreement or any other Security Document shall be coextensive with Grantor's rights thereunder and with respect thereto and without any liability for royalties or other related charges from the Trustee or the Holders to Grantor.

          8.   Right to Inspect; Further Assignments and Security Interests.
               ------------------------------------------------------------
The Trustee may at all reasonable times (and at any time when an Event of Default exists) have access to, examine, audit, make copies (at Grantor's expense) and extracts from and inspect Grantor's premises and examine Grantor's books, records and operations relating to the Trademarks and Licenses; provided,
                                                                       --------
that in conducting such inspections and examinations, the Trustee shall use reasonable efforts not to disturb unnecessarily the conduct of Grantor's ordinary business operations. Grantor agrees (i) not to sell or assign its respective interests in, or grant any license under, the Trademarks or the Licenses without the prior and express written consent of the Trustee, (ii) to maintain the quality of such products as of the date hereof, and (iii) not to change the quality of such products in any material respect without the Trustee's prior and express written consent.

          9.   Nature and Continuation of the Trustee's Security Interest;
               -----------------------------------------------------------
Termination of the Trustee's Security Interest.  This Agreement is made for
----------------------------------------------
collateral security purposes only. This Agreement shall create a continuing security interest in the Trademarks and Licenses and shall terminate only when the Secured Obligations (other than contingent indemnity obligations) have been paid in full in cash and the Indenture and the Security Agreement have been terminated. When this Agreement has terminated, the Trustee shall promptly execute and deliver to Grantor, at Grantor's expense, all termination statements and other instruments as may be necessary or proper to terminate the Trustee's security interest in the Trademarks and the Licenses, subject to any disposition thereof which may have been made by the Trustee pursuant to this Agreement or the Security Agreement.

          10.  Duties of Grantor.  Grantor shall have the duty, to the extent
               -----------------
desirable in the normal conduct of Grantor's business, to: (a) prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, and (b) make application for trademarks or service marks. Grantor further agrees to use its best efforts to maintain in full force and effect the Trademarks and the Licenses that are or shall be necessary in the operation of Grantor's business.

Any expenses incurred in connection with the foregoing shall be borne by Grantor. Neither the Trustee nor any of the Holders shall have any duty with respect to the Trademarks and Licenses. Without limiting the generality of the foregoing, neither the Trustee nor any of the Holders shall be under any obligation to take any steps necessary to preserve rights in the Trademarks or Licenses against any other parties, but the Trustee may do so at its option from and after the occurrence of an Event of Default, and all expenses incurred in connection therewith shall be for the sole account of Grantor and shall be added to the Secured Obligations secured hereby.

          11.  The Trustee's Right to Sue.  From and after the occurrence of an
               --------------------------
Event of Default, the Trustee shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Trademarks and the Licenses and, if the Trustee shall commence any such suit, Grantor shall, at the request of the Trustee, do any and all lawful acts and execute any and all proper documents required by the Trustee in aid of such enforcement. Grantor shall, upon demand, promptly reimburse the Trustee for all costs and expenses incurred by the Trustee in the exercise of its rights under this paragraph 11 (including,
                                                 ------------
without limitation, reasonable fees and expenses of attorneys and paralegals for the Trustee).

          12.  Waivers.  The Trustee's failure, at any time or times hereafter,
               -------
to require strict performance by Grantor of any provision of this Agreement shall not waive, affect or diminish any right of the Trustee thereafter to demand strict compliance and performance therewith nor shall any course of dealing between Grantor and the Trustee have such effect. No single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right.

          13.  Severability  Whenever possible, each provision of this Agreement
               ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but the provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part hereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

          14.  Amendments, Etc.  Except as otherwise provided by the Indenture,
               ----------------
the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes) shall be required to amend, modify, supplement, or waive any provision of this Agreement. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          15.  Cumulative Remedies; Power of Attorney.  Grantor hereby
               --------------------------------------
irrevocably designates, constitutes and appoints the Trustee (and all Persons designated by the Trustee in its sole and absolute discretion) as Grantor's true and lawful attorney-in-fact, and authorizes the Trustee and any of the Trustee's designees, in Grantor's or the Trustee's name, to take any action and execute any instrument which the Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, from and after the occurrence of an Event of Default and the giving by the Trustee of notice to Grantor of the Trustee's intention to enforce its rights and claims against Grantor, to (i) endorse Grantor's name on all applications, documents, papers and instruments necessary or desirable for the Trustee in the use of the Trademarks or the Licenses, (ii) assign, pledge, convey or otherwise transfer title in or dispose of the Trademarks or the Licenses to anyone on commercially reasonable terms, (iii) grant or issue any exclusive or nonexclusive license under the Trademarks or, to the extent permitted, under the Licenses, to anyone on commercially reasonable terms, and (iv) take any other actions with respect to the Trademarks or the Licenses as the Trustee deems in its own or the Holders' best interest. Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until all of the Secured Obligations shall have been paid in full in cash and the Security Agreement and the Indenture shall have been terminated. Grantor acknowledges and agrees that this Agreement is not intended to limit or restrict in any way the rights and remedies of the Trustee or the other Holders under the Security Agreement or the Indenture, but rather is intended to facilitate the exercise of such rights and remedies.

          The Trustee shall have, in addition to all other rights and remedies given it by the terms of this Agreement, all rights and remedies allowed by law and the rights and remedies of a secured party under the UCC. Upon the occurrence of an Event of Default and the election by the Trustee to exercise any of its remedies under the UCC with respect to the Trademarks and Licenses, Grantor agrees, at the demand of the Trustee, to assign, convey and otherwise transfer title in and to the Trademarks and the Licenses and the goodwill associated therewith to the Trustee or any transferee of the Trustee and to execute and deliver to the Trustee or any such transferee all such agreements, documents and instruments as may be necessary, in the Trustee's sole discretion, to effect such assignment, conveyance and transfer. All of the Trustee's rights and remedies with respect to the Trademarks and the Licenses, whether established hereby, by the Security Agreement, by any other agreements or by law, shall be cumulative and may be exercised separately or concurrently. Notwithstanding anything set forth herein to the contrary, but subject in all respects to the Intercreditor Agreement, it is hereby expressly agreed that upon the occurrence of an Event of Default, the Trustee may exercise any of the rights and remedies provided in this Agreement, the Indenture and any of the other Security Documents. Grantor agrees that any notification of intended disposition of any of the Trademarks and Licenses required by law shall be deemed reasonably and properly given if given at least five (5) Business Days before such disposition; provided, however, that the Trustee may give any
                         --------  -------
shorter notice that is commercially reasonable under the circumstances.

          16.  Intercreditor Arrangement.  The parties hereto acknowledge and
               -------------------------
agree, for the benefit of the lenders under the Credit Facility, that, during any period that obligations or commitments are outstanding under the Credit Facility, the exercise of the rights and remedies of the Trustee hereunder are or will be subject to the terms of the Intercreditor Agreement. In the event of any inconsistency between the terms hereof and the Intercreditor Agreement, the Intercreditor Agreement shall control.

          17.  Successors and Assigns.  This Agreement shall be binding upon
               ----------------------
Grantor and its successors and assigns, and shall inure to the benefit of each of the Holders and its nominees, successors and assigns. Grantor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for Grantor; provided, however, that Grantor shall not
                              --------  -------
voluntarily assign or transfer its rights or obligations hereunder without the Trustee's prior written consent.

          18.  Governing Law.  This Agreement shall be construed and enforced
               -------------
and the rights and duties of the parties shall be governed by in all respects in accordance with the internal laws (as opposed to conflict of laws provisions) of the State of Indiana.

          19.  Notices.  All notices or other communications hereunder shall be
               -------
given in the manner prescribed in the Indenture for the giving of notices.

          20.  Section Titles.  The section titles herein are for convenience of
               --------------
reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

          21.  Execution in Counterparts.  This Agreement may be executed in any
               -------------------------
number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          22.  Merger.  This Agreement represents the final agreement of the
               ------
Grantor and the Trustee with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Grantor and the Trustee or any Holder.

          23.  Gaming Laws.
               -----------

          (a) The Trustee acknowledges, understands and agrees that the Gaming Laws may impose certain licensing or transaction approval requirements prior to the exercise of the rights and remedies granted to it under the Agreement with respect to the Trademarks subject to the Gaming Laws.

          (b) If any consent under the Gaming Laws is required in connection with the taking of any of the actions which may be taken by the Trustee in the exercise of its rights hereunder, then Grantor agrees to use its best efforts to secure such consent and to cooperate with the Trustee in obtaining any such consent. Upon the occurrence and during the continuation of any Event of Default, Grantor shall promptly execute and/or cause the execution of all applications, certificates, instruments, and other documents and papers that the Trustee may be required to file in order to obtain any necessary approvals under the Gaming Laws, and if Grantor fails or refuses to execute such documents, the Trustee or the clerk of the court with jurisdiction may execute such documents on behalf of Grantor.

          (c) Notwithstanding any other provision of this Agreement to the contrary, nothing in this Agreement shall (i) effect any transfer of any ownership interest (within the meaning of 68 Indiana Administrative Code 5) in Grantor, or (ii) effect any transfer, sale, purchase, lease or hypothecation of, or any borrowing or loaning of money against, or any establishment of any voting trust agreement or other similar agreement with respect to (all within the meaning of Indiana Code 4-33-4-21), any certificate of suitability or any owner's license heretofore or hereafter issued to any person, including Grantor, under any of the Gaming Laws, including Indiana Code 4-33.

          24.  Trust Indenture Act.  If any provision of this Agreement
               -------------------
conflicts with any provision of the Trust Indenture Act, the provisions of the Trust Indenture Act shall control.

          25.  Appointment of Collateral Agent.  The Trustee may, solely at its
               -------------------------------
discretion, appoint a collateral agent to enforce the rights and remedies available to the Trustee under this Agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              THE MAJESTIC STAR CASINO, LLC

                              By:  Barden Development, Inc., its manager


                              By: ______________________________________
                              Name: ____________________________________
                              Title: ___________________________________


                              Accepted and agreed to as of the day and year first above written.

                              IBJ WHITEHALL BANK & TRUST COMPANY,
                              as Trustee


                              By: ______________________________________
                              Name: ____________________________________
                              Title: ___________________________________

STATE OF __________________ )
                            ) SS
COUNTY OF _________________ )

          The foregoing Trademark Security Agreement was acknowledged before me this _____ day of June, 1999, by ___________________, the _____________________
of Barden Development, Inc., the manager of The Majestic Star Casino, LLC, an Indiana limited liability company, on behalf of such limited liability company.

                                          _____________________________________
                                          Notary Public
                                          _____________________________________
                                          My commission expires: ______________

STATE OF ___________________ )
                             ) SS
COUNTY OF __________________ )

          The foregoing Trademark Security Agreement was acknowledged before me this _____ day of June, 1999, by ____________________, the ____________________
of IBJ Whitehall Bank & Trust Company, on behalf of such bank.

                                          _____________________________________
                                          Notary Public
                                          _____________________________________
                                          My commission expires: ______________

                                  Schedule A
                                      to
                         Trademark Security Agreement

                           Dated as of June 18, 1999

                                  Trademarks
                                  ----------

                                     None

                                 Service Marks
                                 -------------

    Servicemark              Date of Registration              Registration No.
    -----------              --------------------              ---------------

    MAJESTIC STAR                May 12, 1998                     2,157,290


                    Trademark and Service Mark Applications
                    ---------------------------------------

          None, except:

Servicemark              Application Date               Serial No.
-----------              ----------------               ----------

THE MAJESTIC STAR
CASINO M
(and design)                  2/1/96                     75/052416

                                  Schedule B
                                      to
                         Trademark Security Agreement

                           Dated as of June 18, 1999

                              License Agreements
                              ------------------

                                     None